Exhibit 10.9.8

SEVENTH AMENDMENT TO THE CAPACITY PURCHASE

AGREEMENT

This Seventh Amendment (this “Amendment”) to that certain Capacity Purchase Agreement, among United Airlines, Inc., a Delaware corporation (“United”), Mesa Airlines, Inc., a Nevada corporation (“Contractor”) and Mesa Air Group, Inc., a Nevada Corporation (“Parent”), dated as of August 29, 2013 (as previously amended by the parties thereto, the “Agreement”) is entered into by and between United, Contractor, and Parent and is effective as of August 01, 2016.

WHEREAS, the parties desire to amend certain provisions of the Agreement as set forth in this Amendment; and

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The second subsection (15) of Section 3.6(b)(iii) (A) of the Agreement is hereby amended to correct the numbering of such subsection to subsection (16).

2.	Section I of the Fourth Amendment to the Agreement dated November 13, 2015 by and among the parties is hereby amended to correct the lettering of the clauses referenced thereunder from clauses “a, b, b, c, d, e, to clauses “a, b, c, d, e, f, g”.

3.	Section 11.14 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Contractor shall be responsible for filing all reports relating to its operations that are required by the DOT, FAA or other applicable government agencies (other than any such reports for which United, where permitted by law, has assumed in writing the responsibility to file on Contractor’s behalf), and Contractor shall promptly furnish United with copies of all such reports and such other available traffic and operating reports as United may request from time to time. Each of the parties hereto agrees to use its commercially reasonable efforts to cooperate with each other party in providing necessary data, to the extent in the possession of the first party, required by such other party in order to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency or other governmental authority. If a party fails to provide any such data to the other party sufficiently in advance of the applicable deadline for such filings, and the other party is unable to submit such filings by the deadline because of such delay, the first party will reimburse the other party for any fines or penalties incurred by the other party as a result of its failure to submit such filings by the deadline. Unless Contractor is otherwise notified by United in writing not less than 5 business days prior to the filing deadline (the “Tarmac Delay Notice”), Contractor and United agree that United will ,file the DOT filing required under 49 U.S.C. 42301(h) on Contractor’s behalf. United will be liable for any fines assessed by the DOT attributable to United’s failure to file this report by the deadline for such report, unless (i) that failure is caused by or otherwise results from

Contractor’s failure to provide United in a timely manner with the necessary data required by United in connection with the filing or (ii) United had provided the Tarmac Delay Notice specified above. The obligations under this Section 11.14 shall survive the termination of this Agreement.”

Except as otherwise specified herein, capitalized terms shall have the meanings ascribed to such terms in the Agreement. This Amendment may be executed in counterparts. Except as expressly amended in this Amendment, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed in duplicate (each of which duplicates are deemed to be an original) by their duly authorized representatives as of the date first set forth above.

UNITED AIRLINES, INC.

By:

Name: Bradford R. Rich

Title: Senior Vice President, United Express

MESA AIR GROUP, INC.

By:

Name:

Title:

MESA AIRLINES, INC.

By:

Name:

Title: